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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) : January 22, 2002

Commission File No. 1-10403

TEPPCO Partners, L.P.

(Exact name of Registrant as specified in its charter)

Delaware (State of Incorporation or Organization)	76-0291058 (I.R.S. Employer Identification Number)

2929 Allen Parkway
P.O. Box 2521
Houston, Texas 77252-2521
(Address of principal executive offices, including zip code)

(713) 759-3636
(Registrant’s telephone number, including area code)

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Item 5. Other Events

     On January 22, 2002, TEPPCO Partners, L.P. (the “Partnership”) publicly announced the results of operations for the year ended December 31, 2001. One of purposes of this report is to include information contained in the press release containing such announcement in the Partnership's reports under the Securities Exchange Act of 1934, as amended. Accordingly, the information contained in the press release, a copy of which is filed as Exhibit 99.1 to this report, is incorporated by reference in this Item 5.

Item 7. Financial Statements and Exhibits

(c) Exhibits:

Exhibit
Number	Description

99.1	Press release of the Partnership dated January 22, 2002.
99.2	Presentation by the Partnership in January 2002 (filed solely pursuant to Item 9 of this report).

Item 9. Regulation FD Disclosure

     The Partnership is filing herewith certain data being presented at a conference in January 2002. This information, which is incorporated by reference into this Item 9 from exhibit 99.2 hereof, is being filed solely for the purpose of complying with Regulation FD.

     The matters discussed herein include “forward-looking statements” within the meaning of various provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements are based on certain assumptions and analyses made by the Partnership in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate under the circumstances. However, whether actual results and developments will conform with the Partnership’s expectations and predictions is subject to a number of risks and uncertainties, including general economic, market or business conditions, the opportunities (or lack thereof) that may be presented to and pursued by the Partnership, competitive actions by other pipeline companies, changes in laws or regulations, and other factors, many of which are beyond the control of the Partnership. Consequently, all of the forward-looking statements made in this document are qualified by these cautionary statements and there can be no assurance that actual results or developments anticipated by the Partnership will be realized or, even if substantially realized, that they will have the expected consequences to or effect on the Partnership or its business or operations.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEPPCO Partners, L.P. (Registrant)

By: Texas Eastern Products Pipeline Company, LLC General Partner

CHARLES H. LEONARD Charles H. Leonard Sr. Vice President, Chief Financial Officer and Treasurer

Date: January 28, 2002

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